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                                                                     Exhibit 4.7

                             MODIFICATION AGREEMENT


         This modification agreement is dated as of October 31, 1994, and is among POPE & TALBOT, INC., a Delaware corporation ("Borrower"), UNITED STATES NATIONAL BANK OF OREGON ("U.S. Bank"), CIBC INC. ("CIBC"), ABN AMRO BANK N.V. ("ABN"), BANK OF AMERICA ILLINOIS, formerly CONTINENTAL BANK ("BAI"), and WACHOVIA BANK OF GEORGIA, NATIONAL ASSOCIATION ("Wachovia").

                                    Recitals
                                    --------

         A. U.S. Bank, CIBC, ABN, BAI, and Wachovia ("Banks") and Borrower are parties to a credit agreement dated as of May 6, 1992, as modified in October, 1992, in June, 1993, and in June, 1994 (the "Credit Agreement"). The capitalized words and phrases that are not defined in this modification agreement have the same meanings as are given to those words and phrases in the Credit Agreement.

         B. Borrower and Banks desire to modify the terms of the Loan Documents (the Credit Agreement and the Notes) to change the fees and the Interbank Rate of interest payable by Borrower.

         NOW, THEREFORE, for value, it is agreed that effective as of November 1, 1994:

         1. Fees. The definition of "Commitment Fee" is changed to mean an annual fee of 18.75 basis points per annum of each Bank's Individual Commitment. The term "Unused Fee" is hereby added to the Credit Agreement and is defined as 6.25 basis points per annum of the average positive difference between each Bank's Individual Commitment and the amount owed to such Bank during a calendar quarter. Borrower promises and agrees to pay the Commitment Fee and the Unused Fee to the order of each Bank through Agent quarterly in arrears on the last Banking Day of each calendar quarter.

         2. Interest Rate. The definition of "Interbank Rate" is changed only to reduce the margin from 5/8ths of 1% (62.50 basis points) per annum to
43.75 basis points per annum.

         3. Miscellaneous. The parties agree to issue any additional documents and instruments reasonably necessary to effectuate the objectives of this modification agreement. The Loan Documents will continue in full force and effect as modified by this modification agreement. This modification agreement may be signed in one or more counterparts but all such counterparts will constitute but one agreement. The Loan Documents, as modified by this




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modification agreement, are intended to be the complete, final, and exclusive statement of the terms upon which Banks made their Individual Commitments to Borrower and Borrower promised to repay Loans.

POPE & TALBOT, INC.                           UNITED STATES NATIONAL BANK
                                                 OF OREGON


By                                            By
   ----------------------------------------      ------------------------------
   Carlos M. Lamadrid                            Janice T. Thede
   Senior Vice President                         Vice President


                                              CIBC INC.


                                              By
                                                 ------------------------------


                                              ABN AMRO BANK N.V.


                                              By
                                                 ------------------------------

                                              By
                                                 ------------------------------


                                              BANK OF AMERICA ILLINOIS


                                              By
                                                 ------------------------------


                                              WACHOVIA BANK OF GEORGIA,
                                                 NATIONAL ASSOCIATION


                                              By
                                                 ------------------------------





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